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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 14, 2000


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                               MSI HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)


             UTAH                                              87-0280886
       (State or other                                      (I.R.S. Employer
jurisdiction of incorporation)                            Identification Number)

     1121 EAST 7TH STREET
         AUSTIN, TEXAS                                           78702
     (Address of principal                                     (Zip code)
      executive offices)


       Registrant's telephone number, including area code: (512) 476-6925

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS.

         We are reporting the following four events.

         (i) In a press release dated February 17, 2000, a copy of which is attached as Exhibit 99.1, we announced the completion of a $55 million private placement of our common stock.

         We intend to use the net proceeds from the private placement to fund the initial build out of additional data centers, to implement a sales and marketing campaign, to repay up to approximately $5.4 million of indebtedness, to hire additional technical and sales personnel and for general corporate purposes. The amounts we actually expend for additional data centers and other purposes may vary significantly and will depend on a number of factors, including the amount of our future revenues. In addition, we may use a portion of the proceeds to make investments in, or acquire, complementary businesses, technologies, business lines or products. However, we currently have no agreements with respect to any such transactions. Pending these uses, the net proceeds of the private placement will be invested in short-term, interest-bearing, investment grade securities.

         In addition, we anticipate paying $150,000 of the proceeds of the private placement to satisfy certain obligations under our employment agreement with Robert J. Gibbs, our president, chief executive officer and director.

         (ii) On February 1, 2000, we entered into an agreement with Equity Services, Ltd. ("ESL"), the placement agent for certain of our prior private placements of equity securities, and ESL's affiliate, Entrepreneurial Investors, Ltd. ("EIL"). Pursuant to the agreement:

                  o ESL and EIL facilitated the conversion of all of our outstanding shares of preferred stock into shares of our common stock;

                  o For a one-year period, we agreed, subject to duties imposed by law, to use commercially reasonable efforts to promote one person designated by agreement of the persons converting preferred stock for election to our board of directors; and


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                  o        In consideration for the assistance of EIL and ESL
                           stated above and the releases described below, we delivered to EIL a warrant to purchase 500,000 shares of our common stock at an exercise price of $12.00 per share, exercisable for a period beginning on February 15, 2000 and ending January 30, 2002. The warrant contains customary anti-dilution provisions in the event of a recapitalization, stock dividend, stock split or similar transaction.

         Also pursuant to the agreement, the parties released and discharged all duties and liabilities to each other prior to the date of the agreement, other than certain registration rights and any potential liabilities under the anti-fraud provisions of the Securities Act of 1933. Each of the Placement Agent Agreements with ESL was also terminated.

         The issuance of the warrants described above to EIL will result in an expense to us of approximately $2.4 million in February 2000 as an arrangement fee to EIL for services.

         (iii) On January 14, 2000, TSG Financial Limited Partnership, an affiliate of Tejas Securities Group, Inc., loaned us $2,000,000 pursuant to a secured convertible promissory note. The note bears interest at the prime rate per annum as published in the Wall Street Journal and matures at the earlier of June 30, 2000 or the closing of an equity financing with aggregate proceeds to us in excess of $5,000,000. All or a portion of the principal and interest of the note is convertible at the option of TSG Financial into the shares issued by us in such an equity financing at the lowest price per share received in such financing. The note is secured by substantially all of our assets.

         As part of the loan from TSG Financial, we issued to TSG Financial warrants to purchase 200,000 shares of our common stock at a price of $0.10 per share. The warrants are exercisable at any time prior to January 14, 2005 and contain customary anti-dilution provisions in the event of any recapitalization, stock dividend, stock split or similar transaction.

         (iv) We have adopted significant changes to our business plan and strategic focus, and feel that these changes warrant an update to the descriptions of our business currently available to investors through our SEC filings. An updated description of our business is set forth below.

                                    BUSINESS

INDUSTRY BACKGROUND

         Increasing Demand for Internet Access and Internet-Related Outsourced Services

         The Internet has experienced rapid growth in the 1990's and has emerged as a global medium for communications and commerce. Internet access and Internet-related outsourced


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services have been two of the fastest growing segments of the telecommunications services market. For example:

         o International Data Corporation estimates that Internet users worldwide will increase from approximately 142 million in 1998 to 502 million by 2003.

         o Forrester Research estimates that by 2003 there will be over 26 million subscribers with broadband access to the Internet.

         o International Data Corporation estimates that the revenue from Web-hosting services in the United States was approximately $770 million in 1998 and is expected to grow to approximately $12 billion by 2002.

         o International Data Corporation believes that the ASP market in the United States will grow from $23.1 million in 1998 to over $2.0 billion by 2003.

         Accelerating Demand for Bandwidth

         The increasing demand for bandwidth is being driven by a combination of factors. First, the number of Internet users is growing rapidly. Second, end-users are quickly adopting broadband access technologies that allow users to access the Internet at speeds six to 30 times greater than 56.6 Kbs dial-up access modems. Broadband access is driving the increasing demand for full motion video/audio content and applications. The result is greater demand for broadband access and related value added services needed to deliver multimedia content to a global marketplace. ISPs will have to offer high-speed Internet access and content providers will need more bandwidth in order to remain competitive. End-user adoption of recently introduced broadband access technologies like DSL and cable modem reflects this demand.

         The Need for Cost-Effective High-Speed Internet Access

         End-user demand is growing for broadband Internet access. As a consequence, ISPs are being required to offer their customers high-speed, broadband technologies, like DSL and cable modems. ISPs must also connect their customers to the Internet, typically by purchasing fixed bandwidth connections through a local loop. Because the bandwidth is typically fixed, the ISP must either purchase enough capacity to cover peak usage, which will remain mostly unused at non-peak usage times, or fail to meet end-user requirements at peak usage times. Both the infrastructure necessary to provide high-speed Internet access from the ISP to its customers, and the infrastructure necessary to maintain peak usage bandwidth from the ISP to the Internet, may be cost prohibitive for many smaller ISPs. As an analogy, instead of the information superhighway only needing more lanes to handle congestion, it now also needs to have wider lanes for larger vehicles, and the ability to expand into overflow lanes at peak travel times. In addition, many ISPs are required to connect to the Internet over local loops where congestion and network failure account for a large part of Internet delay. To remain competitive, smaller ISPs


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will need to provide high-speed, reliable Internet access to their customers, while retaining their branding but freed of the burden of making the capital expenditures and using the other resources necessary to build and maintain the systems required to provide access.



         Demand for Web-Hosting and Co-Location

         The Internet can provide an effective and efficient means for businesses to increase their revenues, but the infrastructure required to use the Internet effectively is becoming more complex and challenging to manage. Ensuring the quality, reliability and availability of Internet operations typically requires substantial investments in developing Internet operations and applications and hardware expertise. However, such a significant investment can often be an inefficient use of business resources. As a result, businesses are seeking outsourcing arrangements that can increase performance, provide continuous operation of their Web sites, reduce Internet operating expenses and eliminate the need for expensive and dedicated information technology staff. These businesses are also seeking service providers who can host their Web sites in a secure location with a controlled environment and active around-the-clock monitoring.

         We categorize the market for outsourced Web hosting services into the following segments:

         o Co-location Hosting. Customers own their hardware, software and network equipment, which is housed at the Web site hosting company's facilities. The customers retain responsibility for the installation, management, scalability and security of their Web sites. However, co-location has been and remains an attractive option for Web-centric companies with advanced in-house Internet expertise that do not want the capital expenses of maintaining a secure environment with high bandwidth access.

         o Dedicated Hosting. Customers are provided a complete Web site hosting solution. Unlike co-location, the service provider supplies the hardware, software, network equipment and support necessary to run the Web site. As Web sites have become more complex, even large and technically astute businesses have found Internet technologies and solutions a challenge to manage. For such companies, including many Fortune 2000 companies, dedicated Web site hosting has become a preferred alternative.

         o Shared Hosting. Customers share server hardware and bandwidth with other customers. Shared hosting provides a price competitive entry point for individuals and businesses desiring a simple Web site.

         o Application Hosting. Customers are provided the services of dedicated Web site


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                  hosting along with the management of Web-enabled business
                  applications supporting such common business processes as customer service, procurement, human resource management and sales force automation. The service provider implements and configures the business applications to meet the specific needs of its customers. For large and small businesses alike, application hosting offers numerous benefits, including faster time-to-market, access to advanced application skills and significantly lower costs of operation.

         A variety of companies, such as ISPs and large systems integrators, offer products and services that attempt to address enterprises' Internet outsourcing needs. However, we believe the solutions offered by these companies generally fail to address certain elements required to ensure that customers' mission-critical Internet operations are reliable, scalable and responsive. ISPs have traditionally focused on providing Internet access and many have not developed the technical expertise and physical resources to support mission-critical Web sites. In addition, many large systems integrators focus primarily on large enterprises and traditional information technologies. These firms often lack the network and Internet expertise required to provide mission-critical solutions. As a result, we believe a significant opportunity exists for a highly-focused company to provide a combination of complex Web site hosting, outsourced applications management and professional consulting services that enable mid-size businesses to implement reliable, high performance and cost effective Internet strategies.

MSI SOLUTION

         We provide hosting, access and value added services, and we are developing an ASP infrastructure platform, for companies looking to outsource the increasingly complex infrastructure needed to utilize the Internet effectively. We believe that we are positioned to become an industry leader in high-bandwidth Internet infrastructure services for the next generation of enriched content. We eliminate existing data transmission constraints by enabling customers to connect Internet servers directly to the Internet backbone, completely bypassing the local loop that other Web hosting and co-location companies typically use. Since we are not constrained by local loop connections and have access to virtually unlimited bandwidth, our customers can deliver large amounts of high-bandwidth content as needed.

The benefits to our customers are:

o Bandwidth Burstability. Our customers can "burst" to high levels of bandwidth usage on demand without having to add and then remove additional local loop circuits, which typically takes 45 to 60 days to obtain and results in significant costs. This ability is critical for high-bandwidth applications, such as Webcasting and full-motion audio/video.

o Response Time. Direct fiber-optic access to the Internet backbone allows our customers to get to other Internet providers' networks with fewer switches (hops) between carriers and routers.


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o        Elimination of Local Loop. Through our unique DOCC infrastructure, we provide all of our customers including ISPs "one hop" connectivity to the Internet. This direct access to a Tier-1 Internet backbone eliminates the need for data to travel over local loops and its related cost, congestion, and failure points.

o Usage-based Billing. Our customers are billed only for the bandwidth actually consumed, rather than flat-rate fixed-capacity billing.

o Scalability and Flexibility. Our services are designed to be highly scalable and flexible in order to meet the needs of our customers as their Internet operations expand. Our network is designed to scale bandwidth quickly to meet our customers' needs. We also provide flexibility for our customers by supporting most leading Internet hardware and software systems vendor platforms.

o Reliability. Our data center and infrastructure are certified as meeting GTE/BBN technology and service quality standards for network architecture, security architecture and facilities design.

o High Performance and Enhanced Connectivity. We are able to address the high bandwidth needs and rapid growth of our customers' mission-critical operations by maintaining direct peering interconnections, including peering relationships with Tier-one network providers such as GTE. In order to provide our customers with uncongested bandwidth during network traffic spikes, we have access to the available capacity of one of the largest fiber optic high-speed networks in the United States.

o Sophisticated Network Management Services and Tools. By leveraging the knowledge gained from supporting many leading-edge Internet operations, we provide sophisticated network management and monitoring services on a 24x7 basis. We monitor all of our direct and indirect network connections for latency and packet loss, allowing our network engineers to reroute traffic to avoid congested points. We are able to identify and resolve many potential problems before they impact an Internet site's availability or performance.

o Fault Tolerant Facilities. We have built fault tolerant facilities designed to enable the uninterrupted operations necessary for mission-critical Internet operations. Our facility is equipped with an uninterruptible DC or AC power supply and back-up generators for power redundancy, multi-tiered fire suppression systems, seismically braced racks, separate and redundant cooling zones and security systems.

o Cost Effective Solution. Our customers benefit from leveraging the significant capital, operating and labor investments that we have made to support distributed, mission-critical Internet operations. Most enterprises today do not have the infrastructure that Internet operations require, including data centers located adjacent to major Internet connection points, 24x7 operations and specialized Internet technology expertise. We believes that


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         our solutions to optimize enterprises' Internet operations are significantly more cost-effective than most in-house solutions.

OUR STRATEGY

         Our objective is to strengthen our position as a leading provider of fast and reliable Internet infrastructure solutions targeted at bandwidth intensive mid-market businesses seeking to maximize the performance of critical Internet-based applications. Our strategy to achieve our objective is to:

o Invest in Infrastructure and Additional Data Centers. We intend to continue to make significant investments to expand and improve our infrastructure and capitalize on the trend by corporate information technology departments to outsource critical Internet operations. We have a strategic relationship with GTE which allows us to select additional GTE POP sites in which to build out data centers to provide our DOCC infrastructure to area customers. Initially, our build out will focus on large metropolitan areas in which GTE has an existing POP and we have the opportunity for multi-homing capabilities. Our next target markets are Atlanta, Dallas, Denver, Philadelphia, Phoenix and Tampa. Through these additional data centers, we intend to establish a national presence to better serve our customers. In addition, we intend to make significant additional investments in our Austin, Texas data center, adding more server racks, infrastructure, office and customer service areas.

o Create Multi-Homed Networks. Our connectivity strategy is centered around redundancy, load-sharing and balance between multiple networks. We anticipate that each DOCC data center will be connected to two networks: the GTE GNI Internet backbone and a second Internet provider. We intend to leverage our relationship with GTE to take advantage of its peering capabilities and to provide bi-directional exchange of Tier-one traffic. The second connection will be used to route traffic to non-Tier-one backbones that can only be accessed through Network Access Points, Metropolitan Area Exchanges and other public or semi-public peering points. Our goal is to move traffic along the most efficient routes available.

o Become Outsourced Solution Provider to Other Internet Backbone Providers. We will seek to establish relationships similar in scope to GTE with other Internet backbone providers. These relationships will enable us to position ourselves as the preferred outsourced solution to these other providers to address the needs of their mid-market customers. We believe that there are other Internet backbone providers who would like to offer broadband web-hosting services to the mid-market but are not yet in the position to do so on a cost effective basis. We believe that we can fill this demand by leveraging our expertise in this market and provide a cost effective outsourced solution to these other providers.


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o        Establish Brand Recognition. We believe that brand recognition will continue to be important in our attracting customers. We intend to leverage aggressively our GTE/BBN certification, our DOCC infrastructure to the Internet backbone and our full range of value-added solutions through an advertising campaign using traditional media, press tours, trade shows, speaking engagements and strategic co-marketing relationships. We intend to focus on an "informed strategy" differentiating the benefits and flexibility of a direct connection to the Internet compared to the problems associated with local loop access.

o Expand Customer Base. We intend to expand our base of approximately 166 customers by increasing our sales and marketing efforts. In each city where we operate a data center, we intend to maintain a direct sales force. We will extend frequent invitations to target customers to visit our data centers and leverage the visual and technical impact of our DOCC infrastructure.

o Make Strategic Alliances and Acquisitions. For many businesses, co-location and Web-hosting are transparent parts of packaged solutions. Companies that sell these packaged applications benefit from a relationship with co-location and Web-hosting companies. We intend to form a number of alliances to result in additional reseller or agent relationships, including Web design firms, application developers, Web-hosting companies, ISPs and consulting firms. In addition, we may make strategic acquisitions of other Internet service companies to increase our market presence, expand our service offerings and facilities and obtain key business relationships.

o Develop an ASP Infrastructure. We are developing an ASP infrastructure platform to simplify and expedite the deployment of applications over the Web. The components of this platform include security, billing, database management and a development environment.

o Provide Value-Added Services. In addition to establishing a presence as a premier provider of Internet bandwidth, co-location and Web-hosting services, we intend to aggressively introduce and expand value-added service offerings and build our customer support services. We have developed various other value-added services which we believe significantly enhances the availability and effectiveness of our customers' Websites. Examples of some of these services include e-commerce solutions such as security, network management, cacheing and backup and recovery. We believe that we can enhance our profitability and attract and retain additional customers through these value-added service offerings.

PRODUCTS AND SERVICES

         We currently offer the following products and services:


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         Hosting Services

         o Broadband Co-location. We offer co-location services for customers who prefer to own and have physical access to their servers but require the high performance, reliability and security of our data center. Co-location customers are typically larger enterprises employing more sophisticated Internet hardware and software and possessing the expertise to maintain their Web sites and related equipment. Our co-location services include fault-tolerant physical facilities and reliable, high-bandwidth Internet access tailored to meet the outsourcing needs of our customers' critical Internet operations. We support most leading Internet hardware and software platforms. Our multi-vendor flexibility enables us to offer our customers a broad range of technology best suited for their needs. Customers have 24x7 physical and remote access to the data center to administer, upgrade and maintain their own equipment, or they may engage us to provide systems administration and maintenance.

         o Dedicated Web Server Hosting. We also offer dedicated Web-hosting solutions for customers that require greater server capacity than is offered by a shared Web-hosting arrangement. Our dedicated Web-hosting solutions provide customers with dedicated servers that we own and maintain within our data center. This service is offered at various price levels, depending on the required hardware and service.

         o Shared Server Web-Hosting. We offer a variety of shared server Web-hosting solutions that provide customers with servers that we own and maintain within our data center and that are shared with other customers. We offer shared server Web-hosting at various price levels, depending on the customer's hardware and service requirements.

         Access

         o Internet Connectivity. We offer high-speed direct Internet connectivity and data transport and provide our customers access to virtually unlimited bandwidth on-demand, up to the available capacity of one of the largest fiber optic high-speed networks in the United States. Our DOCC infrastructure provides a direct Ethernet connection to a Tier-1 Internet backbone through GTE's POP at speeds of 10 to 10,000 Mbps. We offer our customers a usage-based billing system where they pay only for bandwidth actually consumed, versus flat-rate, fixed-capacity billing. All of our Internet access customers receive 24x7 customer and technical support.

         o Digital Subscriber Lines (DSL). Through master reseller agreements with Southwestern Bell and Covad Communications, we offer our ISP customers the


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                  ability to offer DSL services to their end-users at bandwidth options between 144 Kbps and 7 Mbps. DSL delivers high-speed Internet connections through existing copper telephone lines. DSL is also more cost-effective for many small and medium-sized businesses than other common high-speed leased line services. Our DSL services have been designed to enable our ISP customers to offer their end-users high-speed Internet access, without the need to add additional hardware or systems.

         Value Added Services

         o Broadband Webcasting. Broadband Internet access enables end-users to receive audio and visual streams which approach the quality of television and radio. While these end-users are finding it easier to download these streams, content providers are finding it more difficult to send them due to bandwidth constraints. By providing access to large amounts of bandwidth, we seek to become one of the leading providers of streaming media services. Our services will be aimed at content providers, offering completely integrated, in-house services. These services include the three main components of streaming media technology: production; encoding; and hosting of live or pre-recorded media.

         o Private Label ISPs. We offer Internet services and connectivity branded with an organization's logo and identity. Through our DiaLinx reseller agreement with GTE, we provide customers the ability to create and deploy a private label ISP hosted or co-located at our data center. We can provide e-mail, Web space and news group services, user authentication and registration, user credit card billing, Internet access kits, including bulk CD-ROM replication, and the ability for users to choose from over 600 nationwide local dial-in numbers. All of these services are branded with the private label ISP's custom "look and feel," including logos, graphics and text. Each private label ISP end-user can be allocated one e-mail mailbox, plus 5 MB of personal Web page storage space, with additional mailboxes and Web space available.

         o Private Portals. We create and maintain Web sites and extranets aimed at the transformation of existing communities of interest into on-line virtual communities. Companies or organizations with established communities of interest use high-speed Internet access to provide enriched content to their customers or users. We host private portals on a fully redundant and secure environment for transactions or other non-public or sensitive information. We provide our private portal customers with hosting and co-location services for their servers, on-demand high-bandwidth Internet access, Web site and extranet design, transaction and database architecture and remote user dial-up accessibility. In addition to our typical hosting and Internet access service fees, we believe that private portals will allow


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                  us to begin generating advertising revenue from advertisers targeting a specific private portal community.

         o Systems Monitoring. We provide all of our Web-hosting customers with 24x7 network and systems administration, maintenance and security monitoring. We also offer our Web-hosting customers the ability to control and update their sites remotely, monitor Web site performance, track the number of site visits, review account billing information and evaluate the overall effectiveness of their Web sites. In addition, all host Web servers will have regular back-up procedures to protect customer files.

         o Other Value Added Solutions. We have developed various other value-added services which we believe significantly enhances the availability and effectiveness of our customers' Websites. Examples of some of these services include security, network, database and operating system management, caching and backup and recovery. In addition, we are developing an ASP infrastructure to simplify and expedite the deployment of ASP applications over the Internet. These services enable our customers the ability to focus on their core competencies rather than their Internet infrastructure. In addition these services enable our customers the ability to seamlessly integrate the various components of an Internet solution.

SALES AND MARKETING

         Our sales and marketing objective is to position ourselves on a national basis as a premium provider of broadband infrastructure services. We differentiate ourselves by offering complete infrastructure solutions. Using a consultative approach, our sales team works with our customers to understand their critical business issues. Our sales and marketing efforts focus on bandwidth intensive companies, ISPs and ASPs. As of December 31, 1999, we employed 17 people in sales and marketing.

         Direct Sales Force

         We primarily market our services through a direct sales force. As of December 31, 1999, we had a sales force of 14 persons selling into our Austin, Texas data center. Our core sales strategy is to work with leading application developers, network equipment providers and Web-design firms to offer complete e-business solutions.

         Our target markets include businesses with significant Internet applications, ASPs and ISPs. We are our retail customers' solutions provider of choice due to our ability to provide end-to-end outsourced infrastructure services, thus allowing them to focus on their Website content. Our wholesale customers choose us because of our ability to provide direct Tier-1 access to the Internet using our DOCC infrastructure. By extending frequent invitations to target customers to


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visit our data centers, we intend to leverage the visual and technical impact of our DOCC infrastructure.

         We intend to build our sales force aggressively in each region in which we operate data centers. Our direct sales professionals will be supported by a telesales group that generates leads. The telesales group will also be used to offer basic Web-hosting solutions. As we expand our strategic partnerships and capabilities, the sales force will be structured along financial, medical, entertainment, education and retail markets.

         Indirect Channels

         We leverage the effectiveness of our retail sales force by developing close working relationships with application developers, web design firms, venture capital firms, the Big Five accounting firms, leading technology law firms and hardware vendors. We intend to deploy relationship executives in each of our markets to focus on building these partnerships. We expect that indirect channel relationships will range from simple sales lead exchanges to full reseller relationships. We are currently a Cisco Powered Network partner and a Hewlett Packard Covision partner, which provide us substantial marketing assistance.

         Marketing

         Our marketing program is intended to build national and local MSI brand awareness. We intend to aggressively leverage our GTE/BBN Certification, our DOCC infrastructure to the Internet backbone and our full range of value-added solutions through an advertising campaign using traditional media, press tours, trade shows, speaking engagements and strategic co-marketing relationships. Our marketing strategy will focus on differentiating the benefits and flexibility of a direct connection to the Internet compared to the problems associated with local-loop access to the Internet. Through speaking engagements, networking events, and partnerships, we intend to establish ourselves as a leader within each community in which we operate. We also intend to establish a program to evaluate the efficiency of our marketing efforts through sales force automation software, telemarketing, reader responses and Web responses.

CUSTOMERS

         Our customers can be classified in four categories:

         o Web-centric Companies. Internet-related businesses depend on their Web site or Internet access for a significant portion of their revenues. We offer these businesses a GTE/BBN-certified facility specifically designed to provide a high level of broadband quality, reliability and access. Our web-centric customers include iBooks.com, inc., Global Ticket Exchange, LLC, eBlox, Inc., and SpecIT Corp.


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         o        Non-Web-centric Companies. We provide a cost effective and efficient Internet infrastructure outsourced solution. Our customers benefit from leveraging off of the significant capital, operating and labor investments that we have made to support distributed, mission-critical Internet operations. Our non-Web-centric customers include Catapult, Teledynamics, Aim Technologies and Esoterix.

         o Internet Service Providers. ISPs provide end-users with access to the Internet. We provide ISPs virtually unlimited Internet bandwidth and bill only for the bandwidth actually consumed. Our ISP customers include Outernet Connection Strategies, Inc., Real Time Communications, Inc., Database City, SVIWeb.com and Business Network Services, Inc.

         o Application Service Providers. ASPs deploy applications over the Internet and typically use a subscription or timeshare billing model. ASPs typically struggle with infrastructure issues such as billing, security, database management, latency and application communication issues. We combine our hosting infrastructure with value-added tools to help ASPs solve these business issues. Our ASP customers include Ventix, Core Metrics and iAutoparts.com.

STRATEGIC RELATIONSHIPS

         We plan to take advantage of the following strategic relationships:

         o GTE GNI (Global Network Infrastructure). In Austin, GTE has placed its OC-192 POP in our building. By locating its POP within our facility, GTE provides us a direct connection to a Tier-1 Internet backbone.

         o GTECC (GTE Communications Corp.). GTECC is the subsidiary of GTE that sells bundled services to the general public. These services include premise equipment (PBX), long distance, wireless, help desk, and dedicated access to the Internet but do not include co-location. Our services are complementary to GTECC's services and, therefore, GTECC and we maintain a customer lead exchange program.

         o GTE/BBN Technologies. GTE/BBN Technologies has over 30 years of experience at building reliable, fault-tolerant data centers. We use GTE/BBN Technologies to provide consulting and design services in the construction and operation of our facilities. GTE/BBN is one of the originators of the ARPANET (the predecessor to the Internet) and has built much of the United States government's high security defense network. Utilizing the GTE/BBN design, our Austin, Texas data center has been operational without any outages of more than two minutes.


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


         o Covad Communications and Southwestern Bell. Through Covad Communication's and Southwestern Bell's DSL service, we are able to provide customers with end-to-end connectivity. Covad Communications has agreements with local exchange carriers across the United States which enables it to provide DSL circuits to homes and businesses. Our agreements with Covad Communications and Southwestern Bell allow us to provide access to the Internet through these circuits. The agreements designate us as a master reseller under which we sell the service through local Internet service providers.

         o Cisco and Hewlett Packard. We are a Cisco Powered Network and a HP Covision partner. These strategic partner designations provide us with significant technical and marketing assistance, preferred pricing, vendor financing and access to potential customers.

DATA CENTER INFRASTRUCTURE

         We operate a highly secure, fault-tolerant data center, and are developing additional data centers, designed for the 24x7 hosting of Web sites and Web-based applications. We anticipate that each of our data centers will have a targeted minimum of 10,000 square feet. Our data centers will combine the predictability and control of traditional mainframe-based data centers with the network access and capacity required for today's bandwidth intensive Internet-based computing. Our data centers will be designed to allow customers to deploy new and strategic applications rapidly without substantially increasing cost or incurring risk of service failure.

         The physical infrastructure and security controls of our data centers have been designed to satisfy rigorous requirements for secure data storage and processing. Specifically, our data center offers the following major benefits to our customers:

         o Direct access to a high-performance POP. Our DOCC infrastructure provides a direct Ethernet connection to a Tier-1 Internet backbone through GTE's POP at speeds of 10 to 10,000 Mbps. Our DOCC infrastructure connects our customers directly to the OC-192 (10Gbps) backbone. By having our facilities located next to a GTE POP, our clients bypass the local loop infrastructure, increasing efficiency, reducing cost and failure rates.

         o State-of-the-art physical security. We have implemented state of the art physical security through tightly controlled security zones requiring card key entry. Surveillance cameras record movement through the data centers and security guards provide real-time visibility. Access to our data centers is further restricted to our employees and customer-authorized personnel.

         o Redundant networking equipment, utilities and environmental control. Our network has been designed to provide redundancy, security, reliability and disaster recovery. Our Austin data center has been GTE/BBN certified for technology and service quality standards, including network architecture, security architecture and facilities design. In addition, the network has been certified by Cisco as a Cisco-Powered Network, which gives us quick access to the latest Cisco hardware and technical resources. We use computer controlled environmental systems to maximize cooling, humidity control and energy efficiency. We use an INERGEN Clean Agent Fire Extinguishing System. We use redundant uninterruptible power supply systems and redundant generators, to ensure the power system is capable of maintaining power to the data center in the event of component failure.

         o Multi-home Network. Through our relationship with GTEI and our unique DOCC infrastructure, we can leverage private network peering points without having to build a costly network. Our strategy of dividing traffic between GTE and a second Internet provider in each market is designed to give us a highly reliable solution. We expect to be able to access private network peering points without relying on local telephone loops and while maintaining a second access point for redundancy and reliability.

NETWORK OPERATIONS CONTROL CENTER

         Our Network Operations Control Center ("NOCC") performs operations support for our network and infrastructure components on a 24x7 basis. The NOCC is equipped with sophisticated Internet traffic management and reporting systems that provide diagnostic tools allowing for the optimum bi-directional delivery of data. Each client network device is monitored using the latest, most sophisticated technologies. The NOCC serves three primary functions:

         o        Monitoring and routing MSI's traffic to and from the Internet.
                  Our NOCC continuously monitors and manages our DOCC infrastructure. Most importantly, the NOCC takes advantage of our fast and efficient routing platform which places traffic on either GTE's OC-192 fiber Tier-one network or onto a second Internet provider. From our Austin, Texas NOCC or other NOCCs, we will monitor our DOCC infrastructures throughout the United States. The monitoring is accomplished utilizing proven methodologies and systems that ensure our customers' content is being routed and delivered over the Internet from source to destination in the fastest, most efficient path possible.

         o Monitoring client equipment and Web sites. Our 24x7 monitoring of customer Web sites allows our engineering staff to take immediate action to isolate malfunctions in our customer's equipment and provide swift problem resolution. Issues are typically identified and resolved prior to content delivery being impacted or the customer noticing the problem. We provide our clients with 24 hour access to their systems data via a Web-access interface. In addition, we provide our customers with a single point of contact for support-related issues and complete 24


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


                  hour access to engineering assistance. We believe that our Internet-related skill set combined with our approach to providing superior customer service in a timely and methodical manner creates a significant advantage over our competitors.

         o Value-Added Monitoring. On a custom basis, we monitor Web site thresholds and other processes. For example, a customer doing a Webcast of a live event may want to monitor sound quality and streaming video delivery. Some customers may ask us to monitor thresholds of how many users are accessing their Web site or how many transactions are occurring. In this manner, the NOCC acts a revenue center while helping customers outsource what would normally be internal monitoring.

COMPETITION

         We are not aware of any company that currently duplicates our business model in full. While many companies will provide strong competition in any one component of our spectrum of offerings, few companies offer our solutions. Our individual product offerings face competition from a variety of organizations:

         o Broadband Co-location and Web-hosting. Our unmanaged co-location and advanced managed Web-hosting services compete with companies such as Metromedia Fiber/AboveNet Communications, Inc. and Exodus Communications, Inc., as well as internal information services departments. Unlike us, their connectivity and bandwidth capabilities are limited by a reliance on either local loop or SONET ring connections to the Internet.

         o Broadband Webcasting. Our broadband Webcasting service competes with organizations like Broadcast.com. Unlike us, they do not have a direct Tier-one connection to the Internet, which constrains their bandwidth. In addition, their Web site formats act as an aggregation point, meaning all content is accessed from the same site, which limits the content providers from branding an individual Web site.

         o Internet connectivity. Our connectivity services face competition primarily from ISPs. We intend to license ISPs to resell broadband access via DSL based on strategic alliances with Southwestern Bell, Covad Communications and other providers. We believe we can provide a competitive advantage in speed, bandwidth, credibility and reliability.


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THIS ANNOUNCEMENT INCLUDES "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN THESE FORWARD LOOKING STATEMENTS ARE REASONABLE, THEY CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. MANY FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD LOOKING STATEMENTS.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(C)      EXHIBITS.

         99.1     -        Press Release, dated February 17, 2000.


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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            MSI Holdings, Inc.
                                            (Registrant)



                                            By: /s/ DOUGLAS W. BANISTER
                                               ---------------------------------
                                            Name: Douglas W. Banister
                                            Title:   Chief Financial Officer


Date: February 17, 2000

                                 EXHIBIT INDEX

EXHIBIT
NUMBER              DESCRIPTION
-------             -----------
99.1                Press Release, dated February 17, 2000.